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                                   Ex. 99.3








                          THE NEW YORK TIMES COMPANY
                          229 WEST 43RD STREET
                          NEW YORK, NY 10109 - 0225




Please return this card only if you plan to attend.
                        ---------------------------

The New York Times Company
Annual Meeting of Stockholders
10:00 A.M., Thursday, April 16, 1998


Town Hall
123 West 43rd Street
New York, New York 10036

          [Logo]

/ / I plan to attend the Meeting*


Please type or print clearly.



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Name of Stockholder


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Street Address


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City             State        Zip


*To facilitate counting, please forward your proxy to the Transfer Agent even if you are planning to attend. You can always revoke it at the meeting if you wish.